EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of AlphaCentric Prime Meridian Income Fund does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of AlphaCentric Prime Meridian Income Fund for the year ended September 30, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the AlphaCentric Prime Meridian Income Fund for the stated period.

/s/ George F. Amrhein, Jr.	/s/ Peter Lowden
George F. Amrhein, Jr.	Peter Lowden
President, AlphaCentric Prime Meridian Income Fund	Treasurer, AlphaCentric Prime Meridian Income Fund
(Principal Executive Officer)	(Principal Financial Officer)

Dated:	12/1/2021	Dated:	12/1/2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by AlphaCentric Prime Meridian Income Fund for purposes of Section 18 of the Securities Exchange Act of 1934.